FOR IMMEDIATE RELEASE

For Kansas City Power & Light Company

Contact:  Phyllis Desbien
          816/556-2903

          Joele Frank/Tim Metz
          Abernathy MacGregor Scanlon
          212/371-5999

     KANSAS CITY POWER & LIGHT RECEIVES UNSOLICITED PROPOSAL
                     FROM WESTERN RESOURCES

                    _________________________


KANSAS CITY, MISSOURI (April 15, 1996) - Kansas City Power & Light Company (NYSE: KLT) announced, in response to Western Resources Inc.'s (NYSE: WR) unsolicited proposal to buy all of KCPL's outstanding shares, that the Company's Board of Directors will review Western Resources' proposal promptly.

KCPL advised its shareholders that the Company will inform them of any developments as they occur.